UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

InVivo Therapeutics Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B14402

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 863-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	NVIV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.        Entry into a Material Definitive Agreement.

On November 20, 2019, InVivo Therapeutics Holdings Corp. (the “Company”) entered into a Second Amendment to Warrant Agency Agreement and Warrants (the “Amendment”) with Continental Stock Transfer & Trust Company (“Continental”) that amends that certain Warrant Agency Agreement, by and between the Company and Continental, as Warrant Agent, dated June 25, 2018, as previously amended, and that certain Series A Common Stock Purchase Warrant  (CUSIP: 46186M 126; ISIN: US46186M1264) (as amended, the “Series A Warrant”), dated June 25, 2018.

The Amendment amends Section 2(b) of the Series A Warrant to reduce the exercise price from $2.00 per share to $0.2327 per share. The Company would receive aggregate gross proceeds of approximately $1.8 million if all of the outstanding Series A Warrants are exercised at the reduced exercise price.

The Series A Warrants, and shares of common stock issuable upon exercise of the Series A Warrants, are registered on the Form S-1 that was filed with the Securities and Exchange Commission (“SEC”) on April 24, 2018 and declared effective by the SEC on June 20, 2018 (File No. 333-224424), which was amended by a post-effective amendment filed on June 21, 2019 and declared effective by the SEC on June 28, 2019, and an additional registration statement filed pursuant to Rule 462(b) (File No. 333-225768), which became effective when filed, which was also amended by a post-effective amendment filed on June 21, 2019 and declared effective by the SEC on June 28, 2019. The Company has filed a prospectus supplement with the SEC to reflect the changes to Section 2(b) of the Series A Warrants, which will also be mailed to the holders of record of the Series A Warrants.

The foregoing descriptions of the Amendment are not complete and are qualified in their entirety by reference to the full text of the Second Amendment to Warrant Agency Agreement and Warrants and the Form of Series A Warrant, as amended, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 3.03.        Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01        Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

10.1	Second Amendment to Warrant Agency Agreement and Warrant, by and between InVivo Therapeutics Holdings Corp. and Continental Stock Transfer & Trust Company, as Warrant Agent, dated November 20, 2019.
10.2	Form of Series A Common Stock Purchase Warrant, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: November 20, 2019	By:	/s/ Richard Toselli
	Name:	Richard Toselli
	Title:	President and Chief Executive Officer